Exhibit 21.1

WRIGHT MEDICAL GROUP N.V.
Subsidiaries

		Entity Name	Country of Incorporation
1	.	2Hip Holdings SAS	France
2	.	BioMimetic Therapeutics Canada, Inc.	Delaware, USA
3	.	BioMimetic Therapeutics Limited	United Kingdom
4	.	BioMimetic Therapeutics LLC	Delaware, USA
5	.	BioMimetic Therapeutics Pty Ltd	Australia
6	.	BioMimetic Therapeutics USA, Inc.	Delaware, USA
7	.	Biotech Benelux SPRL	Belgium
8	.	Biotech CH	Switzerland
9	.	Biotech International SAS	France
10	.	Biotech Ortho SAS	France
11	.	Felding Finance B.V.	The Netherlands
12	.	INBONE Technologies, Inc.	Delaware, USA
13	.	KHC-WDM, LLC	Delaware, USA
14	.	OrthoHelix Surgical Designs, Inc.	Delaware, USA
15	.	OrthoPro, L.L.C.	Utah, USA
16	.	SCI Calyx	France
17	.	Solana Surgical, LLC	California, USA
18	.	TMG France SNC	France
19	.	TMW Insurance, Inc.	Delaware, USA
20	.	Tornier AG	Switzerland
21	.	Tornier Belgium N.V.	Belgium
22	.	Tornier do Brasil Produtos Médicos Ltda	Brazil
23	.	Tornier Espana S.A.	Spain
24	.	Tornier Japan K.K.	Japan
25	.	Tornier Orthopedics Ireland, Ltd.	Ireland
26	.	Tornier Orthopedics, Inc.	Canada
27	.	Tornier Pty Ltd.	Australia
28	.	Tornier SAS	France
29	.	Tornier Scandinavia A/S	Denmark
30	.	Tornier Srl	Italy
31	.	Tornier UK Limited	England
32	.	Tornier US Holdings, Inc.	Delaware, USA
33	.	Tornier GmbH	Germany
34	.	Tornier, Inc.	Delaware, USA
35	.	TriMed Biotech SAS	France
36	.	TriMed Hellas S.A.	Greece
37	.	Trooper Holdings, Inc.	Delaware, USA
38	.	WG Healthcare UK Limited	United Kingdom
39	.	White Box Orthopedics, LLC	Delaware, USA
40	.	Wright International, Inc.	Delaware, USA

41	.	Wright Medical Australia Pty Limited	Australia
42	.	Wright Medical Belgium NV	Belgium
43	.	Wright Medical Brasil Ltda	Brazil
44	.	Wright Medical Capital, Inc.	Delaware, USA
45	.	Wright Medical Costa Rica, SA	Costa Rica
46	.	Wright Medical Deutschland GmbH	Germany
47	.	Wright Medical Device (Shanghai) Co., Ltd.	China
48	.	Wright Medical EMEA, B.V.	The Netherlands
49	.	Wright Medical Europe C.V.	The Netherlands
50	.	Wright Medical Europe Manufacturing SA	France
51	.	Wright Medical Europe SAS	France
52	.	Wright Medical France SAS	France
53	.	Wright Medical Group, Inc.	Delaware, USA
54	.	Wright Medical Group Intellectual Property, Inc.	Delaware, USA
55	.	Wright Medical Instruments Limited	United Kingdom
56	.	Wright Medical Italy SRL	Italy
57	.	Wright Medical Japan K.K.	Japan
58	.	Wright Medical Netherlands, B.V.	The Netherlands
59	.	Wright Medical Technology Canada Ltd.	Canada
60	.	Wright Medical Technology, Inc.	Delaware, USA
61	.	Wright Medical UK Limited	United Kingdom
62	.	Wright PacRim, Inc.	Delaware, USA